As filed with the Securities and Exchange Commission on November 23, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FirstMerit Corporation

(Exact name of registrant as specified in its charter)

Ohio		34-1339938
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)
III Cascade Plaza, 7th Floor Akron, Ohio 44308 (330) 996-6300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Judith A. Steiner Executive Vice President, General Counsel and Secretary FirstMerit Corporation III Cascade Plaza, 7th Floor Akron, Ohio 44308 (330) 996-6300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Michael J. Solecki, Esq.

Ralph F. MacDonald III, Esq.

Jones Day

North Point

901 Lakeside Avenue

Cleveland, Ohio 44114

Tel: (216) 586-3939

Fax: (216) 579-0212

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, without par value
Preferred Stock, without par value
Depositary Shares (3)
Warrants
Senior Debt Securities
Subordinated Debt Securities
Units (4)
Total

(1)	An indeterminate aggregate initial offering price or number of securities are being registered and may from time to time be offered at (i) indeterminate prices or (ii) upon exercise or conversion of or exchange for the preferred stock, depositary shares, warrants, or debt securities registered hereunder that provide for exercise, conversion or exchange, or pursuant to the antidilution provisions of any such securities.
(2)	In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, the Registrant is deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis.
(3)	Such indeterminate number of depositary shares to be evidenced by depositary receipts issued pursuant to a deposit agreement.
(4)	Any securities registered hereunder may be sold as units with other securities registered hereunder. Each unit will be issued under a unit agreement and will represent an interest in two or more securities, which may or may not be separable from one another.

PROSPECTUS

FIRSTMERIT CORPORATION

Common Stock

Preferred Stock

Depositary Shares

Warrants

Senior Debt Securities

Subordinated Debt Securities

Units

We may offer and sell from time to time our common stock, preferred stock, depositary shares, warrants, senior debt securities and subordinated debt securities, as well as units that include any of these securities.

We will provide the specific terms of the securities to be offered in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities.

We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement. In addition, the underwriters, if any, may over-allot a portion of the securities.

Our common stock, without par value, is listed on the NASDAQ Global Select Market under the symbol “FMER.”

Neither the Securities and Exchange Commission, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are unsecured and are not savings accounts, deposits or other obligations of our bank or nonbank subsidiaries, and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This prospectus is dated November 23, 2012.

Prospectus

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. As permitted under the rules of the SEC, this prospectus incorporates important business information about FirstMerit that is contained in documents that we file with the SEC, but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov, as well as other sources. See “Where You Can Find More Information.”

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in this prospectus, any prospectus supplement, any document incorporated by reference or any free writing prospectus is accurate as of any date, other than the date mentioned on the cover page of these documents. We are not making offers to sell the securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The words “FirstMerit,” “Corporation,” “Registrant,” “we,” “our,” “ours” and “us” as used herein refer to FirstMerit Corporation and its subsidiaries, unless otherwise stated.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, which we refer to as the Exchange Act. We file reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. You may read and copy any reports, statements and other information filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the Public Reference Room. You may also inspect our SEC reports and other information at our website at http://www.firstmerit.com. We do not intend for information contained in our website to be part of this prospectus, other than documents that we file with the SEC that are incorporated by reference in this prospectus.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC after the date of this prospectus will automatically update and supersede the information contained in this prospectus and incorporated filings.

We incorporate by reference the documents listed below that we filed with the SEC under the Exchange Act:

•	our Annual Report on Form 10-K for the year ended December 31, 2011;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012;

•	our Current Reports on Form 8-K, as filed with the SEC on April 23, 2012, July 20, 2012, August 31, 2012, September 13, 2012 and November 23, 2012; and

1

•

the description of our common stock contained in our Current Report on Form 8-K filed with the SEC on February 22, 2008, or contained in any subsequent amendment or report filed for the purpose of updating such description.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offerings under this prospectus. We do not and will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports.

We will provide you with a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address and telephone number:

FirstMerit Corporation

III Cascade Plaza, 7th Floor

Akron, Ohio 44308

(330) 996-6300

THE COMPANY

FirstMerit Corporation is a bank holding company organized in 1981 under the laws of the State of Ohio and registered under the Bank Holding Company Act of 1956, as amended.

The mailing address of our principal executive offices is III Cascade Plaza, Akron, Ohio 44308; telephone number (330) 996-6300. Our website address is http://www.firstmerit.com. We do not intend for information contained in our website to be part of this prospectus, other than documents that we file with the SEC that are incorporated by reference in this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratios of (1) earnings to fixed charges and (2) earnings to combined fixed charges and preferred stock dividends for each of the periods indicated. We do not currently have any preferred stock outstanding.

Ratio of Earnings to Fixed Charges:

	Nine Months Ended September 30, 2012	Years Ended December 31,
		2011	2010	2009	2008	2007
	(unaudited)
Including Interest on Deposits	5.21	3.72	2.62	1.94	1.84	1.58

Excluding Interest on Deposits	22.14	14.80	7.62	4.12	3.74	2.84

Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends:

	Nine Months Ended September 30, 2012	Years Ended December 31,
		2011	2010	2009	2008	2007
	(unaudited)
Including Interest on Deposits	5.21	3.72	2.62	1.91	1.84	1.58

Excluding Interest on Deposits	22.14	14.80	7.62	3.92	3.74	2.84

2

For the purpose of calculating the ratio of earnings to combined fixed charges, we divided consolidated income, before income taxes and the cumulative effect of accounting changes, plus fixed charges by fixed charges. Fixed charges consist of consolidated interest expense, excluding or including interest on deposits, as the case may be; and that portion of rental expense that is deemed representative of the interest factor, net of income from subleases.

We compute the ratio of earnings to combined fixed charges and preferred stock dividends by dividing earnings by the sum of fixed charges and preferred stock dividends. Preferred stock dividends represent the amount of pre-tax income required to pay the dividends on preferred stock. Before we issued the Fixed Rate Cumulative Perpetual Preferred Stock, Series A, without par value per share, or the Series A Preferred Stock, on January 9, 2009, we had had no preferred stock outstanding during the period presented. The Series A Preferred Stock was repurchased on April 22, 2009. Therefore, the ratio of earnings to combined fixed charges and preferred stock dividends is identical to the ratio of earnings to fixed charges for the years ended December 31, 2007, 2008, 2010 and 2011.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

VALIDITY OF SECURITIES

Jones Day will pass upon the validity of the securities being offered hereby.

EXPERTS

The consolidated financial statements of FirstMerit appearing in FirstMerit’s Annual Report on Form 10-K for the year ended December 31, 2011, and the effectiveness of FirstMerit’s internal control over financial reporting as of December 31, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Citizens Republic Bancorp, Inc., appearing in FirstMerit’s Current Report on Form 8-K dated November 21, 2012, for the year ended December 31, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

3

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses, to be paid solely by the registrant, of the issuance and distribution of the securities being registered hereby:

SEC registration fee	$	*
Trustee’s fees and expenses		**
Transfer agent and registrar fees		**
Printing expenses		**
Accounting fees and expenses		**
Rating agency fees		**
Legal fees and expenses		**
Miscellaneous expenses		**
Total	$	**

*	Because the amount to be registered consists of an unspecified amount of the securities as may from time to time be offered at indeterminate prices, in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of the registration fee.
**	Estimated expenses are presently not known and cannot be estimated.

Item 15. Indemnification of Directors and Officers

(A) Ohio General Corporation Law.

The Ohio Revised Code (the “Ohio Code”) authorizes Ohio corporations to indemnify officers and directors from liability if the officer or director acted in good faith and in a manner reasonably believed by the officer or director to be in or not opposed to the best interests of the corporation, and, with respect to any criminal actions, if the officer or director had no reason to believe his or her action was unlawful. In the case of an action by or on behalf of a corporation, indemnification may not be made (1) if the person seeking indemnification is adjudged liable for negligence or misconduct, unless the court in which such action was brought determines such person is fairly and reasonably entitled to indemnification, or (2) if liability asserted against such person concerns certain unlawful distributions. The indemnification provisions of the Ohio Code require indemnification if a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding that he or she was a party to by reason of the fact that he or she is or was a director or officer of the corporation. The indemnification authorized under Ohio law is not exclusive and is in addition to any other rights granted to officers and directors under the articles of incorporation or code of regulations of the corporation or any agreement between officers and directors and the corporation. A corporation may purchase and maintain insurance or furnish similar protection on behalf of any officer or director against any liability asserted against such person and incurred by such person in his or her capacity, or arising out of his or her status, as an officer or director, whether or not the corporation would have the power to indemnify him or her against such liability under the Ohio Code.

(B) Second Amended and Restated Articles of Incorporation, as amended, of FirstMerit.

Article SIXTH of FirstMerit’s Second Amended and Restated Articles of Incorporation (the “Articles”), provides that FirstMerit may indemnify any director or officer, any former director or officer of FirstMerit and any person who is or has served at the request of FirstMerit as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent permitted by applicable law, as the same may be in effect from time to time. The indemnification provided for in the Articles does not restrict the right of FirstMerit to (i) indemnify employees, agents and others as permitted by such law, (ii) purchase and maintain insurance or provide similar protection on behalf of directors, officers or such other persons against liabilities asserted against them or expenses incurred by them arising out of their service to FirstMerit as contemplated herein, and (iii) enter into agreements with such directors, officers, employees, agents or others indemnifying them against any and all liabilities (or such lesser indemnification as may be provided in such agreements) asserted against them or incurred by them arising out of their service to FirstMerit as contemplated in the Articles.

FirstMerit presently maintains indemnification agreements and contracts with each of our directors and key officers, and maintains insurance for the benefit of persons entitled to indemnification. The indemnification rights provided in the Articles are in addition to any rights provided by contract or as a matter of law.

Item 16. Exhibits

Exhibit No.	Exhibit

1.1	Form of Underwriting Agreement**

4.1	Second Amended and Restated Articles of Incorporation of FirstMerit Corporation dated April 21, 2010 (filed as Exhibit 3.1 to FirstMerit’s Quarterly Report on Form 10-Q (File No. 000-10161) for the quarter ended March 31, 2010, and incorporated herein by reference)

4.2	Second Amended and Restated Code of Regulations, as amended, of FirstMerit Corporation dated April 21, 2010 (filed as Exhibit 3.2 to FirstMerit’s Quarterly Report on Form 10-Q (File No. 000-10161) for the quarter ended March 31, 2010, and incorporated herein by reference)

4.3	Form of Senior Debt Securities Indenture

4.4	Form of Senior Debt Securities**

4.5	Form of Subordinated Debt Securities Indenture

4.6	Form of Subordinated Debt Securities**

4.7	Preferred Stock Certificate of Amendment**

4.8	Form of Warrant Agreement**

4.9	Form of Warrant Certificate**

4.10	Form of Depository Agreement**

4.11	Form of Depository Receipt**

4.12	Form of Unit Agreement**

4.13	Form of Unit Certificate**

5.1	Opinion of Jones Day

12.1	Computations of Consolidated Ratios of Earnings to Fixed Charges and Consolidated Ratios of Earnings to Fixed Charges and Preferred Stock Dividends

23.1	Consent of Ernst & Young LLP

23.2	Consent of Ernst & Young LLP

23.3	Consent of Jones Day (included in Exhibit 5.1)

24.1	Power of Attorney

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Trustee under the Senior Debt Securities Indenture

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Trustee under the Subordinated Debt Securities Indenture

**	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, and incorporated herein by reference.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, That:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if this registration statement is on Form S-3 (§ 239.13 of this chapter) or Form F-3 (§ 239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§ 230.424(b) of this chapter) that is part of this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

(i)	The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(d)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Akron, State of Ohio, on November 23, 2012.

FIRSTMERIT CORPORATION

By:	/s/ Paul G. Greig
Name:	Paul G. Greig
Title:	Chairman, President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 23, 2012.

Signature	Capacity
/s/ Paul G. Greig Paul G. Greig	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Terrence E. Bichsel Terrence E. Bichsel	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

* Steven H. Baer	Director

* Karen S. Belden	Director

* R. Cary Blair	Director

* John C. Blickle	Director

* Robert W. Briggs	Director

* Richard Colella	Director

* Gina D. France	Director

* Terry L. Haines	Director

* J. Michael Hochschwender	Director

* Clifford J. Isroff	Director

* Philip A. Lloyd, II	Director

* Russ M. Strobel	Director

*	Judith A. Steiner, the Executive Vice President, General Counsel and Secretary of FirstMerit Corporation, as attorney-in-fact, signs this document on behalf of the above-named directors and officers pursuant to powers of attorney duly executed by such directors and officers and filed with this Registration Statement.

By:	/s/ Judith A. Steiner
Name:	Judith A. Steiner
Title:	Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Exhibit

1.1	Form of Underwriting Agreement**

4.1	Second Amended and Restated Articles of Incorporation of FirstMerit Corporation dated April 21, 2010 (filed as Exhibit 3.1 to FirstMerit’s Quarterly Report on Form 10-Q (File No. 000-10161) for the quarter ended March 31, 2010, and incorporated herein by reference)

4.2	Second Amended and Restated Code of Regulations, as Amended, of FirstMerit Corporation dated April 21, 2010 (filed as Exhibit 3.2 to FirstMerit’s Quarterly Report on Form 10-Q (File No. 000-10161) for the quarter ended March 31, 2010, and incorporated herein by reference)

4.3	Form of Senior Debt Securities Indenture

4.4	Form of Senior Debt Securities**

4.5	Form of Subordinated Debt Securities Indenture

4.6	Form of Subordinated Debt Securities**

4.7	Preferred Stock Certificate of Amendment**

4.8	Form of Warrant Agreement**

4.9	Form of Warrant Certificate**

4.10	Form of Depository Agreement**

4.11	Form of Depository Receipt**

4.12	Form of Unit Agreement**

4.13	Form of Unit Certificate**

5.1	Opinion of Jones Day

12.1	Computations of Consolidated Ratios of Earnings to Fixed Charges and Consolidated Ratios of Earnings to Fixed Charges and Preferred Stock Dividends

23.1	Consent of Ernst & Young LLP

23.2	Consent of Ernst & Young LLP

23.3	Consent of Jones Day (included in Exhibit 5.1)

24.1	Power of Attorney

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Trustee under the Senior Debt Securities Indenture

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Trustee under the Subordinated Debt Securities Indenture

**	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, and incorporated herein by reference.